Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-137514 on Form S-8 of SBT Bancorp, Inc. of our report dated March 18, 2013 with respect to the consolidated financial statements of SBT Bancorp, Inc. which is incorporated by reference in Form 10-K of SBT Bancorp, Inc. for the year ended December 31, 2012.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 28, 2013